As filed with the U.S. Securities and Exchange Commission on December 23, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SIDUS SPACE, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-0628183
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

150 N. Sykes Creek Parkway, Suite 200

Merritt Island, FL 32953

(321) 450-5633

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carol Craig

Chief Executive Officer

Sidus Space, Inc.

150 N. Sykes Creek Parkway, Suite 200

Merritt Island, FL 32953

(321) 450-5633

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jeffrey J. Fessler, Esq.

Sean F. Reid, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112

Tel: (212) 653-8700

Fax: (212) 653-8701

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders listed herein may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated December 23, 2024

Sidus Space, Inc.

10,229,838 Shares of Class A Common Stock

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis an aggregate of 10,229,838 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Class A common stock”) of Sidus Space, Inc. (the “Company,” “we,” “us” or “our”) consisting of: (i) 5,657,090 shares of the Company’s Class A common stock issued pursuant to a securities purchase agreement entered into by and between us and each of the Selling Stockholders dated December 17, 2024 (the “Purchase Agreement”); (ii) 1,162,802 shares of Class A common stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) issued to certain of the Selling Stockholders pursuant to the Purchase Agreement; and (iii) 3,409,946 shares of Class A common stock (the “Common Warrant Shares”) issuable upon exercise of warrants to purchase shares of Common Stock (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”) issued to the Selling Stockholders pursuant to the Purchase Agreement.

The above referenced securities were issued to the investors in reliance upon the exemption from the registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. We are registering the offer and resale of the Shares to satisfy the provisions of the registration rights agreement by and between us and each of the Selling Stockholders (the “Registration Rights Agreement”) in connection with the Purchase Agreement, pursuant to which we agreed to register the resale of the Shares.

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants, which, if exercised in cash with respect to the 1,162,802 Pre-Funded Warrant Shares and the 3,409,946 Common Warrant Shares, would result in gross proceeds to us of approximately $116 and $7.7 million, respectively. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

The Selling Stockholders identified in this prospectus may offer the Shares from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The registration of the Shares on behalf of the Selling Stockholders; however, does not necessarily mean that any of the Selling Stockholders will offer or sell their Shares under this registration statement or at any time in the near future. We provide more information about how the selling stockholders may sell their Shares in the section entitled “Plan of Distribution” on page 15.

The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the Shares, or interests therein. We will not be paying any underwriting discounts or commissions in this offering. We will pay the expenses of registering the Shares pursuant to this prospectus.

Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “SIDU”. On December 20, 2024, the closing price per share of our Class A common stock as reported on The Nasdaq Capital Market was $3.96 per share.

We are an “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves various risks. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2024.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and the documents incorporated by reference herein and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” included elsewhere in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2023 incorporated by reference herein, unless context requires otherwise, references to “we,” “us,” “our,” “Sidus Space” “Sidus,” or “the Company” refer to Sidus Space, Inc.

Unless otherwise indicated, all share information and per share information contained in this prospectus gives effect to a 1-for 100 share reverse stock split of the Company’s Class A common stock and Class B common stock effected on December 19, 2023

Company Overview

Overview

Founded in 2012, we are a space mission enabler that provides flexible, cost-effective solutions including custom satellite design, payload hosting, mission management, space manufacturing and AI enhanced space-based sensor data-as-a-service for government, defense, intelligence, and commercial companies around the globe. We are committed to rapid innovation, adaptable and cost-effective solutions, and the optimization of space system and data collection performance.

We offer customers a variety of mission options whether the ability to host a technology, procure a satellite bus, or simply purchase data as a service. Our modular LizzieSat satellite, which is the first of its kind 3D printed, multi-sensor, multi-mission satellite, is a flexible, cost-effective platform that can be easily adapted to integrate new payloads or customized and scaled to create a new satellite design to meet mission requirements.

We utilize our FeatherEdge AI to provide on-orbit data processing, providing more efficient and effective data delivery. We also deliver data-as-a-service via LizzieSat sensors to provide situational awareness for a wide variety of missions including methane detection, AIS tracking, border security, or technology characterization missions. We are able to customize the data processing to accomplish new missions.

We are an innovative mission collaborator with the ability to rapidly respond to change. We partner with customers to develop optimum mission solutions to meet mission requirements and budget and collaborate with customers across the globe. Our FeatherEdge AI data processing algorithms have the ability to be upgraded while in-orbit, which provides additional mission flexibility. We also capitalize on our vertically integrated in-house capabilities, which include engineering, manufacturing, and mission management, to respond rapidly to mission changes.

We have demonstrated successful manufacturing and operation of hardware and satellites in a space environment. We designed, launched, and manage our own satellite LizzieSat, which achieved first launch mission success in March of 2024. The success of our LizzieSat is built upon our work over the last decade, where we produced numerous flight-proven systems, platforms, devices, and hardware for other customers including NASA, DoD, SpaceX, and Blue Origin. We are strategically headquartered on Florida’s Space Coast, which provides easy access to nearby launch facilities, and we operate a 35,000-square-foot manufacturing, assembly, integration, and testing facility which reduces production time. We have an experienced team with expertise in multi-disciplinary engineering, mission-critical hardware manufacturing, satellite design, production, launch planning, mission operations, and in-orbit support.

We continue to focus on innovation and agility. In October of 2024, we received approval from the U.S. Federal Communications Commission (FCC) to operate a micro constellation of remote sensing, multi-mission satellites in Low Earth Orbit (LEO), and we continue to enhance the capabilities of our LizzieSat platform. Planned enhancements include:

●	VPX open architecture with simplified assembly and integration, reduced mass, and better performance
●	Integration of a processor capable of handling one hundred trillion or Tera Operations Per Second (TOPS)
●	Upgraded payload processor with Field Programmable Gate Array (FPGA) capable of handling payloads at high speed up to 12 Gb/s; also includes five times more computing power and more speed with a 1.8 GHz quad core processor
●	Up to 4 Tb memory storage
●	Upgraded 2nd generation FeatherEdge AI/ML product that includes an Iridium module to enable intersatellite communication for low-latency direct-to-satellite phone message delivery.

Our products and services are offered through several business units: Space-as-a-Service, Space-Based Data Solutions, Artificial Intelligence/Machine Learning (AI/ML) Products and Services, Mission Planning and Management Operations, 3D Printing Products and Services, Satellite Manufacturing and Payload Integration, and Space and Defense Hardware Manufacturing.

Our vertically integrated model with complementary lines of business enables us to unlock new potential revenue generating opportunities while maintaining diversity of revenue. We are not dependent on a single line of business or customer, which provides us the “optionality” to scale where market needs demand. This diversity mitigates risks associated with external factors like macroeconomic shifts or technological disruptions. Our flexibility allows us to adapt swiftly to market changes, supporting growth across all our business lines.

Recent Developments

December 2024 Private Placement

On December 17, 2024, we completed a private placement offering of (i) 5,657,090 shares of the Class A common stock, (ii) pre-funded warrants to purchase up to 1,162,802 shares of Class A common stock at an exercise price of $0.0001 per share and (iii) warrants (the “Common Warrants”) to purchase up to 3,409,946 shares of the Company’s Common Stock, at a purchase price of $2.25 per share of Common Stock and accompanying warrants. For additional details regarding this transaction, please refer to “Private Placement of Shares of Class A Common Stock and/or Pre-Funded Warrants and Warrants” located elsewhere in this prospectus.

November 2024 Public Offering

On November 14, 2024, we completed a public offering of 4,520,000 shares of our Class A common stock at a public offering price of $1.25 per share, and pre-funded warrants to purchase up to 1,080,000 shares of Class A common stock at a public offering price of $1.249 per pre-funded warrant, for which we received approximately $6.1 million of net proceeds. All of these pre-funded warrants have been exercised. ThinkEquity served as sole underwriter for the offering. On November 25, 2024, ThinkEquity elected to exercise its over-allotment option to purchase an additional 332,700 shares of Class A common stock for which we received approximately $380,000 of net proceeds.

Launch and Deployment of First Satellite

On March 4, 2024, we successfully launched and deployed our first LizzieSat satellite to low Earth orbit as part of SpaceX’s Transporter-10 Rideshare mission and are managing mission operations with the satellite from our operations center in Merritt Island, Florida. Our Mission Control Center (MCC) team provides 24/7/365 coverage to monitor every aspect of a mission, from the health and status of the satellite or spacecraft while in orbit, to performing operational tests throughout mission lifecycle. The MCC monitors propulsion, temperature, on-board computers, and payload status and has the capability to identify potential risks, helping ensure the success of each mission. Additionally, our MCC establishes and maintains bidirectional communication with satellites via a network of ground stations, allowing for the transmittal of data and imagery while on-orbit back to Earth. Our MCC is scalable to support from one spacecraft to a full constellation of many satellites and can support customers that do not have their own mission control capabilities.

As part of LizzieSat operations we successfully completed an on-orbit autonomous systems demonstration mission for NASA Stennis. This marks the first time NASA Stennis has ever flown a payload into space, recognized as a historic milestone by the NASA Stennis Center Director. We were contracted by NASA to not only integrate and fly the technology but to handle launch and satellite activation and on-board data collection. Once the primary mission objectives were completed, NASA provided Sidus Space with additional funding to complete new critical objectives over the course of the next 12 months.

During this mission we also demonstrated FeatherEdge’s ability to upload new algorithms post-launch, run a machine vision algorithm on the hardware accelerator capable of processing data 300 times faster than a standard CPU, and to downlink health and status data to our Sidus Mission Control Center in Merritt Island, FL. Our Google-powered AI processor sets the groundwork for substantial upgrades on future launches, which is expected to include NVIDIA-powered AI accelerators with 25x more computing power than our previous version of FeatherEdge, resulting in what we believe will be the highest performance edge computing capability on orbit.

March 2024 Public Offering

On March 5, 2024, we completed an underwritten public offering of 1,321,000 shares of our Class A common stock at a public offering price of $6.00 per share, for which we received approximately $7,100,000.00 of net proceeds. ThinkEquity served as sole underwriter for the offering.

January 2024 Public Offering

On January 29, 2024, we completed a public offering of 1,181,800 shares of our Class A common stock at a public offering price of $4.50 per share, and Pre-Funded Warrants to purchase up to 69,900 shares of Class A common stock at a public offering price of $4.499 per Pre-Funded Warrant. ThinkEquity served as sole underwriter for the offering.

Corporate Information

We were formed as a limited liability company under the name Craig Technologies Aerospace Solutions, LLC on July 17, 2012. On April 15, 2021, we converted into a Delaware corporation, and on August 13, 2021 changed our name to Sidus Space, Inc. Our principal executive offices are located at 150 N. Sykes Creek Parkway, Suite 200, Merritt Island, FL 32953 and our telephone number is (321) 450-5633. Our website address is www.sidusspace.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Class A common stock.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus and the documents incorporated by reference herein contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed within this prospectus. and the risk factors discussed in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023 and incorporated herein by reference. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of the risks or uncertainties described in our SEC filings or this prospectus or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our Class A common stock could decline and you might lose all or part of your investment.

Risks Related to this Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into Class A common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

The Selling Stockholders are selling a substantial number of shares of our Class A common stock in this offering, which could cause the price of our Class A common stock to decline.

In this offering, the Selling Stockholders are offering shares of Class A common stock. The existence of the potential additional shares of our Class A common stock in the public market, or the perception that such additional shares may be in the market, could adversely affect the price of our Class A common stock. We cannot predict the effect, if any, that market sales of those shares of Class A common stock or the availability of those shares of Class A common stock for sale will have on the market price of our Class A common stock.

Sales of a substantial number of our shares of Class A common stock in the public markets, or the perception that such sales could occur, could cause our stock price to fall.

We may issue and sell additional shares of Class A commons stock in the public markets, including during this offering. As a result, a substantial number of our shares of Class A common stock may be sold in the public market. Sales of a substantial number of our shares of Class A common stock in the public markets, including in connection with this offering, or the perception that such sales could occur, could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities.

A possible “short squeeze” due to a sudden increase in demand of our Class A common stock that largely exceeds supply may lead to price volatility in our common stock.

Investors may purchase our Class A common stock to hedge existing exposure in our Class A common stock or to speculate on the price of our Class A common stock. Speculation on the price of our Class A common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Class A common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our Class A common stock for delivery to lenders of our Class A common stock. Those repurchases may in turn, dramatically increase the price of our Class A common stock until investors with short exposure can purchase additional common stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our Class A common stock that are not directly correlated to the performance or prospects of our Class A common stock and once investors purchase the shares of Class A common stock necessary to cover their short position the price of our Class A common stock may decline.

Because we do not currently intend to declare cash dividends on our shares of Class A common stock in the foreseeable future, stockholders must rely on appreciation of the value of our Class A common stock for any return on their investment.

We have never paid cash dividends on our Class A common stock and do not plan to pay any cash dividends in the near future. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our Class A common stock will be your sole source of gain with respect to your investment for the foreseeable future.

The dual-class structure of our common stock as contained in our amended and restated certificate of incorporation, as amended, has the effect of concentrating voting influence with those stockholders who held our Class B common stock prior to our initial public offering. This ownership could limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring stockholder approval, and that may adversely affect the trading price of our Class A common stock.

Our Class B Common Stock has ten votes per share, and our Class A Common Stock, which is the class of common stock that we are selling in this offering, has one vote per share. Craig Technical Consulting, Inc., or CTC, of which Carol Craig, our Chairwoman and Chief executive Officer is the sole owner, holds all of the issued and outstanding shares of our Class B Common Stock, representing approximately 9.0% of the voting power of our outstanding capital stock as of December 23, 2024. In addition, because of the ten-to-one voting ratio between our Class B and Class A Common Stock, after this offering the holder of our Class B Common Stock could continue to influence the outcome of such corporate actions requiring stockholder approval including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring stockholder approval. In addition, this influence may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our stockholders. As a result, it may adversely affect the market price of our Class A Common Stock. If CTC continues to hold its shares of our Class B common stock, it could continue to influence these actions for an extended period of time or indefinitely.

Future transfers by holders of Class B Common Stock will generally result in those shares converting to Class A Common Stock, subject to limited exceptions as specified in our amended and restated certificate of incorporation, such as transfers to family members and certain transfers effected for estate planning purposes. The conversion of Class B Common Stock to Class A Common Stock will have the effect, over time, of increasing the relative voting power of those holders of Class B Common Stock who retain their shares in the long term. As a result, it is possible that one or more of the persons or entities holding our Class B Common Stock could gain significant voting control as other holders of Class B Common Stock sell or otherwise convert their shares into Class A Common Stock.

The exercise of our outstanding options and warrants will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants or any future issuance of additional shares of Class A common stock or other securities, including, but not limited to preferred stock, options, warrants, restricted stock units or other derivative securities convertible into our Class A common stock, may result in significant dilution to our stockholders and may decrease our stock price.

We are currently listed on The Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our stockholders to sell their securities.

Although our Class A common stock is currently listed on The Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. If we are unable to maintain listing on Nasdaq or if a liquid market for our Class A common stock does not develop or is sustained, our Class A common stock may remain thinly traded.

The listing rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. If, for any reason, we should fail to maintain compliance with these listing standards and Nasdaq should delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our stockholders:

●	the liquidity of our common stock;

●	the market price of our common stock;

●	our ability to obtain financing for the continuation of our operations;

●	the number of institutional and general investors that will consider investing in our common stock;

●	the number of investors in general that will consider investing in our common stock;

●	the number of market makers in our common stock;

●	the availability of information concerning the trading prices and volume of our common stock; and

●	the number of broker-dealers willing to execute trades in shares of our common stock.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein are forward-looking statements. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “possible,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

●	our projected financial position and estimated cash burn rate;

●	our estimates regarding expenses, future revenues and capital requirements;

●	our ability to continue as a going concern;

●	our need to raise substantial additional capital to fund our operations;

●	our ability to compete in the global space industry;

●	our ability to obtain and maintain intellectual property protection for our current products and services;

●	our ability to protect our intellectual property rights and the potential for us to incur substantial costs from lawsuits to enforce or protect our intellectual property rights;

●	the possibility that a third party may claim we have infringed, misappropriated or otherwise violated their intellectual property rights and that we may incur substantial costs and be required to devote substantial time defending against these claims;

●	our reliance on third-party suppliers and manufacturers;

●	the success of competing products or services that are or become available;

●	our ability to expand our organization to accommodate potential growth and our ability to retain and attract key personnel; and

●	the potential for us to incur substantial costs resulting from lawsuits against us and the potential for these lawsuits to cause us to limit our commercialization of our products and services.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors” contained in this prospectus and in the documents incorporated herein, including our Annual Report on Form 10-K for the year ended December 31, 2023, for additional risks that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Considering these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants, which, if exercised in cash with respect to the 1,162,802 Pre-Funded Warrant Shares and the 3,409,946 Common Warrant Shares, would result in gross proceeds to us of approximately $116 and $7.7 million, respectively. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

PRIVATE PLACEMENT OF SHARES OF CLASS A COMMON STOCK AND/OR PRE-FUNDED WARRANTS AND WARRANTS

On December 17, 2024, we entered into the Securities Purchase Agreement with each of the Selling Stockholders for the issuance and sale for the issuance and sale in a private placement (the “Private Placement”) of (i) 5,657,090 shares of the Company’s Class A common stock, (ii) Pre-Funded Warrants to purchase up to 1,162,802 shares of the Company’s Class A common stock at an exercise price of $0.0001 per share and (iii) Common Warrants to purchase up to 3,409,946 shares of the Company’s Class A common stock, at a purchase price of $2.25 per share of Common Stock and accompanying warrants.

The Common Warrants are exercisable immediately upon issuance at an exercise price of $2.25 per share and have a term of exercise equal to five and one-half years from the date of issuance. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full. A holder of Pre-Funded Warrants or Common Warrants (together with its affiliates) may not exercise any portion of a warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder 9.99%) of the Company’s outstanding common stock immediately after exercise.

In connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of December 17, 2024, with each of the Selling Stockholders, pursuant to which we agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Shares no later than 10 days after the date of the Registration Rights Agreement, and to use reasonable best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 45 days following the closing date (or 60 days following the closing date in the event of a “full review” by the SEC).

SELLING STOCKHOLDERS

The Shares being offered by the Selling Stockholders are those previously issued to the Selling Stockholders, and those issuable to the Selling Stockholders, upon exercise of the Warrants. For additional information regarding the issuances of those securities, see “Private Placement of Shares of Class A Comm Stock and/or Pre-Funded Warrants and Warrants” above. We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time to time. Except for the ownership of the shares of Common Stock, or as otherwise set forth herein the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Class A common stock by each of the Selling Stockholders. The second column lists the number of shares of Class A common stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of our Class A common stock as of December 23, 2024, assuming exercise of the Warrants held by the Selling Stockholders on that date, without regard to any limitations on conversion.

The third column lists the shares of Class A common stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of the sum of (i) the number of shares of Class A common stock issued to the Selling Stockholders in the “Private Placement of Shares of Class A Common Stock and/or Pre-Funded Warrants and Warrants” described above and (ii) the maximum number of shares of Class A common stock issuable upon exercise of the related Pre-Funded Warrants and Warrants, determined as if the outstanding Pre-Funded Warrants and Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Pre-Funded Warrants and Warrants held by Selling Stockholders, a Selling Stockholder may not exercise any such warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Class A common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Class A common stock following such exercise, excluding for purposes of such determination shares of Class A common stock issuable upon exercise of such warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name and Address	Number of shares of Class A Common Stock Beneficially Owned Prior to Offering		Maximum Number of shares of Class A Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Class A Common Stock Beneficially Owned After Offering	Percent of Class A Common Stock Beneficially Owned After Offering**
Kurt Voss(1)	181,158	(1)	181,158	-	*
Warberg WF XII LP(2)	72,462	(2)	72,462	-	*
Lind Global Fund II LP(3)	724,635	(3)	724,635	-	*
Empery Asset Master, LTD(4)	373,770	(4)	373,770	-	*
Empery Tax Efficient, LP(5)	132,609	(5)	132,609	-	*
Empery Tax Efficient III, LP(6)	218,259	(6)	218,259	-	*
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B(7)	724,638	(7)	724,638	-	*
3i LP(8)	791,255	(8)	1,594,203	-	*
CVI Investments, Inc.(9)	724,500	(9)	724,500	-	*
Rexford Capital LLC(10)		(10)	150,000
Ionic Ventures, LLC(11)	375,000	(11)	375,000	-	*
Donald R. Kendall, Jr.(12)		(12)	75,000
Robert M. Niecestro(13)	37,500	(13)	37,500	-	*
Tejas Patel(14)	37,500	(14)	37,500	-	*
Class IV Fund, LP(15)	362,316	(15)	362,316	-	*
Jess Mogul(16)	362,316	(16)	362,316	-	*
Sabby Volatility Warrant Master Fund, Ltd.(17)	791,255	(17)	900,000	-	*
Transcend Partners LLC(18)	75,000	(18)	75,000	-	*
Unterberg Legacy Capital LLC(19)	75,000	(19)	75,000	-	*
Leviston Resources(20)	75,000	(20)	75,000	-	*
The Peter German Revocable Trust dtd 3/29/13(21)	75,000	(21)	75,000	-	*
Palm Street Capital LP(22)	30,000	(22)	30,000	-	*
Lincoln Alternative Strategies LLC(23)	450,000	(23)	450,000	-	*
FirstFire Global Opportunities Fund LLC(24)	108,693	(24)	108,693	-	*
David S. Nagelberg 2003 Revocable Trust Dtd. 07/02/03(25)	150,000	(25)	150,000	-	*
S.H.N. Financial Investments Ltd.(26)	225,000	(26)	225,000	-	*
Robert Forster(27)	724,635	(27)	724,635	-	*
Intracoastal Capital LLC(28)	181,158	(28)	181,158	-	*
Ken Dayton(29)	108,693	(29)	108,693	-	*
Joseph Caldwell(30)	289,854	(30)	289,854	-	*
Jonathon Davis Revocable Trust(31)	253,623	(31)	253,623	-	*
Barry Williamson – Holly Williamson JTWROS(32)	362,316	(32)	362,316	-	*

(1)

The number of shares beneficially owned prior to the offering includes: (i) 120,772 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 60,386 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. The address of the Selling Stockholder is 1300 Enterprise Drive, De Pere WI 54115.

(2)

The number of shares beneficially owned prior to the offering includes: (i) 48,308 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 24,254 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. The address of the Selling Stockholder is 716 Oak St., Winnetka, IL 60093.

(3)

The number of shares beneficially owned prior to the offering includes: (i) 483,090 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 241,545 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Each of Lind Global Fund II, LP. Lind Global Partners II LLC and Jeff Easton has sole voting and dispositive power over the shares. The address of the Selling Stockholder is c/o The Lind Partners, 444 Madison Ave., 41st Floor, New York, NY 10022.

(4)

The number of shares beneficially owned prior to the offering includes: (i) 249,180 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 124,590 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Empery Asset Management, LP, the authorized agent of Empery Asset Master Ltd (“EAM”) has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of EAM is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.

(5)

The number of shares beneficially owned prior to the offering includes: (i) 88,406 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 44,203 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Empery Asset Management, LP, the authorized agent of Empery Tax Efficient, LP (“ETE”) has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of ETE is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.

(6)

The number of shares beneficially owned prior to the offering includes: (i) 145,506 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 72,753 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Empery Asset Management, LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”) has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of ETE III is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.

(7)

The number of shares beneficially owned prior to the offering includes: (i) 483,092 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 241,546 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (“Alto”), has discretionary authority to vote and dispose of the shares held by Alto and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(8)

The number of shares beneficially owned prior to the offering includes: (i) 500,000 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus, (ii) 562,802 shares of Class A common stock issuable upon exercise of Pre-Funded Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus and (iii) 531,401 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Maier J. Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by 3i Management, LLC and 3i, LP. Mr. Tarlow disclaims any beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC, except to the extent of any pecuniary interest therein. The business address of 3i, LP is 2 Wooster Street, 2nd Floor, New York, NY 10013.

(9)

The number of shares beneficially owned prior to the offering includes: (i) 483,000 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 241,500 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as President of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc.is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the CVI in this Private Placement. The address of CVI is c/o Heights Capital Management, Inc., 101 California St., Suite 3250, San Francisco, CA 94111.

(10)

The number of shares beneficially owned prior to the offering includes: (i) 100,000 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 50,000 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Ray Langston is the Manager of Rexford Capital LLC (“Rexford”) and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by Rexford. Mr. Langston disclaims any beneficial ownership of the securities beneficially owned directly by Rexford, except to the extent of any pecuniary interest therein. The business address of Rexford is 1680 Michigan Ave., Suite 700, Miami Beach, FL 33139.

(11)

The number of shares beneficially owned prior to the offering includes: (i) 250,000 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 125,000 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Brendan O’Neil and Keith Coulston, each of whom are managers of Ionic Ventures LLC (“Ionic”), have shared power to vote and/or dispose of the securities reported herein that are held by Ionic. As a result, each of Mr. O’Neil and Mr. Coulston may be deemed to have beneficial ownership of the securities reported herein that are held by Ionic. The business address of Ionic is 3053 Fillmore St., Suite 256, San Francisco, CA 94123.

(12)

The number of shares beneficially owned prior to the offering includes: (i) 50,000 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 25,000 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. The address of the Selling Stockholder is 1509 Monarch Oaks St., Houston, TX 77055.

(13)

The number of shares beneficially owned prior to the offering includes: (i) 25,000 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 12,500 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. The address of the Selling Stockholder is13053 Big Bear Bluff, Boynton Beach, FL 33473.

(14)

The number of shares beneficially owned prior to the offering includes: (i) 25,000 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 12,500 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. The address of the Selling Stockholder is 533 Lucerne Ave., Tampa, FL 33606.

(15)

The number of shares beneficially owned prior to the offering includes: (i) 241,544 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 120,772 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Bradford Seagraves is the CIO of Class IV Fund, LP (“Class IV”) and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by Class IV. Mr. Seagraves disclaims any beneficial ownership of the securities beneficially owned directly by Class IV, except to the extent of any pecuniary interest therein. The business address of Class IV is P.O. Box 6811, Ketchum, ID 83340.

(16)

The number of shares beneficially owned prior to the offering includes: (i) 241,544 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 120,772 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. The address of the Selling Stockholder is 60 Front Street, Apt 16A, Brooklyn, NY 11201.

(17)

The number of shares beneficially owned prior to the offering includes: (i) 600,000 shares of Class A common stock issuable upon exercise of Pre-Funded Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 300,000 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

(18)

The number of shares beneficially owned prior to the offering includes: (i) 50,000 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 25,000 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Malcolm Fairbairn is the CIO of Transcend Partners LLC (“Transcend”) and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by Transcend. Mr. Fairbairn disclaims any beneficial ownership of the securities beneficially owned directly by Transcend, except to the extent of any pecuniary interest therein. The business address of Transcend is 3972 Happy Valley Rd., Lafayette, CA 94549.

(19)

The number of shares beneficially owned prior to the offering includes: (i) 50,000 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 25,000 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. James Satloff is the Managing Member of Unterberg Legacy Capital, LLC (“Unterberg”) and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by Unterberg. Mr. Satloff disclaims any beneficial ownership of the securities beneficially owned directly by Unterberg, except to the extent of any pecuniary interest therein. The business address of Unterberg is 10 Gracie Square, apt 9E, New York, NY 10028.

(20)

The number of shares beneficially owned prior to the offering includes: (i) 50,000 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 25,000 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Roman Rogol is the CFO of Leviston Resources LLC (“Leviston”) and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by Leviston. Mr. Rogol disclaims any beneficial ownership of the securities beneficially owned directly by Leviston, except to the extent of any pecuniary interest therein. The business address of Leviston is 1225 Ave. Ponce de Leon, San Juan, PR 00907.

(21)

The number of shares beneficially owned prior to the offering includes: (i) 50,000 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 25,000 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Peter German is the Trustee of the Peter German Revocable Trust dtd 3/29/19 (the “Trust”) and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by the Trust. Mr. German disclaims any beneficial ownership of the securities beneficially owned directly by the Trust, except to the extent of any pecuniary interest therein. The business address of the Trust is 340 W 86th St #3A, New York, NY 10024.

(22)

The number of shares beneficially owned prior to the offering includes: (i) 20,000 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 10,000 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Richard Corbett is the General Partner of Palm Street Capital (“Palm Street”) and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by Palm Street. Mr. Corbett disclaims any beneficial ownership of the securities beneficially owned directly by Palm Street, except to the extent of any pecuniary interest therein. The business address of Palm Street is 4263 Main St., Manchester, VT 05254.

(23)

The number of shares beneficially owned prior to the offering includes: (i) 300,000 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 150,000 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Stephen Temes is the Managing Member of Lincoln Alternative Strategies (“Lincoln”) and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by Lincoln. Mr. Temes disclaims any beneficial ownership of the securities beneficially owned directly by Lincoln, except to the extent of any pecuniary interest therein. The business address of Lincoln is 901 Pennsylvania Ave., ste 3-496, Miami Beach, FL 33139.

(24)

The number of shares beneficially owned prior to the offering includes: (i) 72,462 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 36,231 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Eli Fireman is the Managing Member of FirstFire Global Opportunities Fund, LLC (“FirstFire”) and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by FirstFire. Mr. Fireman disclaims any beneficial ownership of the securities beneficially owned directly by FirstFire, except to the extent of any pecuniary interest therein.  The business address of FirstFire is 1040 1st Ave., Suite 190, New York, NY 10022.

(25)

The number of shares beneficially owned prior to the offering includes: (i) 100,000 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 50,000 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. David Nagelberg is the Trustee of the David S. Nagelberg 2003 Revocable Trust Dtd. 07/02/03 (the “Nagelberg Trust”) and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by the Nagelberg Trust. Mr. Nagelberg disclaims any beneficial ownership of the securities beneficially owned directly by the Nagelberg Trust, except to the extent of any pecuniary interest therein. The business address of the Nagelberg Trust is 132 Lakeshore Drive, Apt. 1118, North Palm Beach, FL 33408.

(26)

The number of shares beneficially owned prior to the offering includes: (i) 150,000 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 75,000 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Nir Shamir and Hadar Shamir have shared power to vote and dispose of the securities held by S.H.N Financial Investments Ltd (“S.H.N.”) and may be deemed to be the beneficial owners of such shares of common stock. The business address of S.H.N is Arik Einstein 3, Herzliya, Israel.

(27)

The number of shares beneficially owned prior to the offering includes: (i) 483,090 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 241,545 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. The address of the Selling Stockholder is 54 Deepdale Drive, Great Neck, NY 11021.

(28)

The number of shares beneficially owned prior to the offering includes: (i) 120,772 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 60,386 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being pursuant to this Prospectus. Mitchell P. Kopin and Daniel B. Asher, each of whom is a manager of Intracoastal Capital LLC, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal Capital LLC (“Intracoastal”). As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership of the securities reported herein that are held by Intracoastal. Mr. Kopin and Mr. Asher disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The address for Intracoastal is 245 Palm Trail, Delray Beach, FL 33483.

(29)

The number of shares beneficially owned prior to the offering includes: (i) 72,462 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 36,231 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. The address for the Selling Stockholder is 355 Lake Street, Wayzata, MN 55391.

(30)

The number of shares beneficially owned prior to the offering includes: (i) 193,236 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 96,618 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. The address of the Selling Stockholder is 111 Piazza Vetta Drive, Austin, TX 78734.

(31)

The number of shares beneficially owned prior to the offering includes: (i) 169,082 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 84,541 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Jonathon Davis is the Manager of Jonathon Davis Revocable Trust (the “Davis Trust”) and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by the Davis Trust. Mr. Davis disclaims any beneficial ownership of the securities beneficially owned directly by the Davis Trust, except to the extent of any pecuniary interest therein. The business address of the Davis Trust is 2750 Gale Road, Wayzata, MN 55391.

(32)	The number of shares beneficially owned prior to the offering includes: (i) 241,644 shares of Class A common stock purchased in the Private Placement that are being offered pursuant to this Prospectus and (ii) 120,772 shares of Class A common stock issuable upon exercise of Common Warrants purchased in the Private Placement that are being offered pursuant to this Prospectus. Barry Williamson and Holly Williamson have sole voting control and investment discretion over securities beneficially owned directly or indirectly by the Selling Stockholder. The business address of the Selling Stockholder is 702 Crystal Creek Drive, Austin, TX 78746.

DESCRIPTION OF SECURITIES BEING OFFERED

The following description is a summary of some of the terms of our securities, our organizational documents and Delaware law. The descriptions in this prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus form a part.

Class A Common Stock

We are authorized to issue up to a total of 200,000,000 shares of Class A common stock, par value $0.0001 per share. Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our Class A common stock have no cumulative voting rights. All shares of Class A common stock offered hereby will, when issued, be fully paid and nonassessable, including shares of Class A common stock issued upon the exercise of Class A common stock warrants or subscription rights, if any.

Further, holders of our Class A common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our Class A common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our Class A common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of our assets which are legally available.

The holders of a majority of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The Company shall not be responsible for any of the Selling Stockholders’ selling costs incurred pursuant to any available method provided hereunder for selling securities.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, NY. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Sidus Space, Inc. as of December 31, 2023 and 2022 and for each of the years then ended incorporated by reference in this Registration Statement, of which this prospectus forms a part, have been so included in reliance on the report of Fruci & Associates II, PLLC, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at http://www.sec.gov.

We maintain a website at www.sidusspace.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of, this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 27, 2024;

●	our Annual Report on Form 10-K/A for the year ended December 31, 2023 filed with the SEC on October 11, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 20, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the SEC on August 19, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the SEC on November 14, 2024;

●	Our Current Reports on Form 8-K filed with the SEC on January 10, 2024, January 24, 2024, February 1, 2024, February 8, 2024, March 5, 2024, May 8, 2024, June 25, 2024, September 3, 2024, November 12, 2024 and December 19, 2024;

●	our definitive Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed with the SEC on April 30, 2024; and

●	The description of our Class A common stock contained in our Registration Statement on Form 8-A12b filed with the SEC on December 10, 2021, and any amendments or reports filed updating such description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to:

Sidus Space, Inc.

150 N. Sykes Creek Parkway, Suite 200

Merritt Island, FL 32963

Phone: (321) 450-5633

You also may access these filings on our website at http://www.sidusspace.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant.

All of such fees and expenses are estimated:

Amount
SEC registration fee	$7,091
Accounting fees and expenses	10,000
Legal fees and expenses	25,000
Miscellaneous fees and expenses	2,909
Total expenses	$45,000

*	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Certificate of Incorporation and Bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or who was an employee or agent of a predecessor corporation or another enterprise at the request of such predecessor corporation, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our Certificate of Incorporation and Bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

Exhibit No.	Title of Document
1.1	Placement Agent Agreement (incorporated by reference to Exhibit 1.1 to Current Report on Form 8-K filed with the SEC on December 19, 2024).
3.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Form S-1 filed with the SEC on December 3, 2021)
3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated August 24, 2021 (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to Form S-1 filed with the SEC on December 3, 2021)
3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated December 16, 2021(incorporated by reference to Exhibit 3.3 to Form 10-K filed with the SEC on April 5, 2022)
3.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to Form 10-K filed with the SEC on April 5, 2022)
3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Sidus Space, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on July 5, 2023)
3.6	Amendment No. 1 to Amended and Restated Bylaws of Sidus Space, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on October 2, 2023)
3.7	Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on October 13, 2023)

3.8	Amendment No. 2 to Amended and Restated Bylaws of Sidus Space, Inc. (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the SEC on October 13, 2023)
3.9	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Sidus Space, Inc. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on December 19, 2023).
4.1	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1 filed with the SEC on January 13, 2023)
4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-1 filed with the SEC on January 13, 2023)
4.3	Form of Warrant (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on October 13, 2023)
4.4	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on October 13, 2023)
4.5	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on December 19, 2024).
4.6	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on December 19, 2024).
4.7	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed with the SEC on December 19, 2024).
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Sidus Space, Inc. 2021 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 10-K filed with the SEC on April 5, 2022)
10.2	Revenue Loan and Security Agreement dated December 1, 2021 by and among Sidus Space, Inc., Carol Craig and Decathlon Alpha IV, L.P. (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to Form S-1 filed with the SEC on December 3, 2021)
10.3	Loan Assignment and Assumption Agreement dated December 1, 2021 by and between Decathlon Alpha IV, L.P., Craig Technical Consulting, Inc. and Sidus Space, Inc. (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to Form S-1 filed with the SEC on December 3, 2021)
10.4	Form of Indemnification Agreement for Directors and Officers (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to Form S-1 filed with the SEC on December 3, 2021)
10.5	Lease Agreement dated as of November 29, 2016 between 400 W. Central LLC and Craig Technologies Properties, LLC (assigned to Sidus Space, Inc.) (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to Form S-1 filed with the SEC on December 3, 2021)
10.6	Lease Agreement dated as of May 21, 2021 between 400 W. Central LLC and Sidus Space, Inc. (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to Form S-1 filed with the SEC on December 3, 2021).
10.7	Commercial Sublease Agreement dated August 1, 2021 by and between Sykes Creek Limited Partnership, Craig Technical Consulting, Inc. and Sidus Space, Inc. (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to Form S-1 filed with the SEC on December 3, 2021)
10.8#	NASA Contract Award dated November 5, 2018 (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to Form S-1 filed with the SEC on December 3, 2021)
10.9	Employment Agreement between Sidus Space, Inc. and Carol Craig dated December 16, 2021 (incorporated by reference to Exhibit 10.10 to Form 10-K filed with the SEC on April 5, 2022)
10.10	Consulting Agreement between Sidus Space, Inc. and EverAsia Financial Group, Inc. dated August 21, 2021 (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to Form S-1 filed with the SEC on December 3, 2021)
10.11	Common Stock Purchase Agreement, dated as of August 10, 2022, by and between Sidus Space, Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 11, 2022)
10.12	Registration Rights Agreement, dated as of August 10, 2022, by and between Sidus Space, Inc. and B. Riley Principal Capital II, LLC (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on August 11, 2022)
10.13	Debt Forgiveness Agreement (incorporated by reference to Exhibit 10.1 to Form 8-K filed with the SEC on June 9, 2022)

10.14	Asset Conveyance Agreement entered as of August 18, 2023, by and among Sidus Space, Inc., Exo-Space Inc. and the equityholders of Exo-Space (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on August 22, 2023)
10.15	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on October 13, 2023)
10.16	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on October 13, 2023)
10.17	First Amendment to Revenue Loan and Security Agreement dated November 16, 2023 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on December 6, 2023).
10.18	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on December 19, 2024).
10.19	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on December 19, 2024).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Amendment No. 1 to Form S-1 filed with the SEC on December 3, 2021)
23.1*	Consent of Fruci & Associates II, PLLC.
23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24	Power of Attorney (included on signature page hereto).
107*	Filing Fee Table

# Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

*	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Merritt Island, State of Florida, on the 23rd day of December 2024.

SIDUS SPACE, INC.

By:	/s/ Carol Craig
Carol Craig
Chief Executive Officer and Chairwoman

POWER OF ATTORNEY

We, the undersigned officers and directors of Sidus Space, Inc., hereby severally constitute and appoint Carol Craig, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Carol Craig	Chief Executive Officer & Chairwomen	December 23, 2024
Carol Craig	(Principal Executive Officer)

/s/ Bill White	Chief Financial Officer	December 23, 2024
Bill White	(Principal Financial and Accounting Officer)

/s/Dana Kilborne	Director	December 23, 2024
Dana Kilborne

/s/ Cole Oliver	Director	December 23, 2024
Cole Oliver

/s/ Leonardo Riera	Director	December 23, 2024
Leonardo Riera

/s/ Richard Berman	Director	December 23, 2024
Richard Berman

/s/ Jeffrey Shuman	Director	December 23, 2024
Jeffrey Shuman

/s/ Lavanson C. “LC” Coffey III	Director	December 23, 2024
Lavanson C. “LC” Coffey III

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